EXHIBIT 99.1

PRESS RELEASE

For Immediate Release:  September 24, 2004

Contact:
Valerie Newsom
Phone: 432.684.0301
Email: vnewsom@caprockenergy.com

Cap Rock Energy Announces Extension of Bank Financing

Cap Rock Energy Corporation (AmEx: RKE) today announced that its transmission affiliate has entered into an agreement with Beal Bank, S.S.B. (“Beal Savings Bank”) to extend the due date of the initial advance of funds of $14,169,000, which was originally due September 9, 2004.  The parties have entered into an extension of that initial advance through September 30, 2004. The Company currently believes that it will be able to obtain additional extensions if needed.

Cap Rock Energy provides electric distribution services to over 35,000 meters in 28 counties in Texas.  Its corporate office is located in Midland, Texas, with service divisions in Stanton, Colorado City, Brady and Celeste, Texas.  The Company also provides management services to the Farmersville Municipal Electric System.  The Company’s predecessor, Cap Rock Electric Cooperative, Inc., was incorporated as an electric cooperative in the State of Texas in 1939.

All statements, other than statements of historical fact included in this news release are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any such forward looking statements involve risks and uncertainties and actual results, performance or achievements of Cap Rock Energy may be different from those expressed or implied in the forward looking statements.